Exhibit 99.2

31 Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2021, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.  2

Q1 2022 Highlights 1 Net Income attributable to Ryerson Holding Corporation ; 2Leverage ratio – Net debt divided by trailing twelve month adjusted EBITDA, excluding LIFO expense/income; 3Net debt – Total debt less cash and cash equivalents; 4Book value of equity – Total assets minus total liabilities. Record revenue of $1.75 billion on sequential volume increase of 11.4% Record diluted EPS of $4.17 and adjusted diluted EPS of $4.27 Net Income1 of $163.6 million and Adjusted EBITDA, excluding LIFO of $250.6 million Reduced leverage ratio2 to 0.5x with $551 million in debt and $507 million in net debt3 Warehousing, delivery, selling, general, and administrative expense declined 3.1% sequentially to $175.3 million Book value4 rose to $706 million up from $545 million at year-end 2021  Announced a second quarter 2022 dividend of $0.125 per share, a 25% increase from last quarter Repurchased $63.1 million of 8.50% senior secured notes due 2028 (the “Notes”), reducing amount outstanding to $236.9 million Announced Board authorization to repurchase up to $172 million of outstanding Notes 3

Macro & Commodities 4 Carbon steel inflected, bright metals remain elevated while demand indicators show ongoing strength Sources: Bloomberg: prices through Apr 30, 2022, futures prices from May 2, 2022; Federal Reserve, Industrial Production Index monthly year-over-year change; Bloomberg, U.S. Manufacturing PMI Commodity Prices Since Dec. 2017 U.S. Industrial Production U.S. ISM Purchasing Manager’s Index

Sequential Q1 2022 End-Market Trends 5 North American volumes increased in most end-markets quarter-over-quarter *Excludes Other Industry Sectors which represent approximately 4% of Ryerson sales mix **Sales product mix based on 2021 results as disclosed in Ryerson’s Annual Report on Form 10-K for the year ended December 31, 2021. 2021 Sales Mix Commentary QoQ Volume While near-term supply constraints and COVID-related issues persisted into the first quarter of 2022, the outlook for 2022 remains optimistic. Our base-case estimate is a lessening of supply-chain disruptions and a demand recovery as the year unfolds against a backdrop of price bellwethers holding well above their ten-year averages. We acknowledge the uncertain potential impact of inflation, government policy, public health and geo-political events to our base-case.

Q2 2022 Guidance 6 Ryerson anticipates a solid continuation to 2022 with increased end-market demand Second quarter revenue guidance of $1.75B to $1.80B assumes: Average Selling Price increase of up 0% to 2% Shipments increase of up 0% to 2%.  Diluted Earnings per Share2 1 Net Income attributable to Ryerson Holding Corporation 2Diluted EPS of $4.39 represents the midpoint of our $4.30-$4.49 guidance range. See Ryerson’s 8-K filed on May 4, 2022.

7 Ryerson has driven down net debt and fixed cash commitments as part of its financial transformation strategy, significantly reducing annual interest payments Net debt decreased in the first quarter and Ryerson achieved a leverage ratio of 0.5x which is better than the low end of our long-term target range.  During the quarter, Ryerson redeemed $63M of its 2028 Senior Secured Notes at an average cost of 108.5% using cash on hand. Reduced Net Debt ($M) Reduced Interest Exercising Optional Redemption Features *Cash refers to cash, cash equivalents, and restricted cash from sale of property, plant & equipment. See appendix for details.

Q1 2022 Selected Financial & Operating Metrics Update 8 See Ryerson’s 8-K filed on May 4, 2022. 2Free Cash Flow Yield is calculated based on quarterly cash flow divided by quarterly average market capitalization Capital Investment Expense Management Compared to Q4 2021 Asset Management Cash Flow Investing in speed, value-add, automation and digitalization Expenses decreased $5.6M, or 3.1%, sequentially First quarter cash flow generation was driven by strong operating profit generation, despite an increase in working capital requirements The Company’s cash conversion cycle reflects a decrease in days of supply

Ryerson distributed its third quarterly cash dividend and completed $0.5M in share repurchases. On May 4, 2022 the Board of Directors approved a third dividend increase, raising the Company’s second quarter dividend to $0.125 per share  $0.100 per Share Return of capital to investors and $0.5M  Share repurchases completed in 1Q22 from the $50M authorized within 2-year period ending August 2023  Q1 22 Allocation: $0.125 per Share Return of capital to investors Q2 22 Announced:  Ryerson’s dividend increase reflects the continued decrease in fixed cash commitments and legacy liabilities as well as management’s confidence in the future trajectory of the Company Capital Allocation Plan Update 9

1 Net Income attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on May 4, 2022. Q1 2022 Key Financial Metrics  10 Outstanding quarterly results bolstered by supportive global metals pricing and recovering North American demand

Intelligent Network of Industrial Metals Service Centers Say “yes” culture ~100 company-operated locations Hundreds of “virtual” locations Dedicated logistics network Availability, speed, ease, consistency Advanced value-add Diversified (metals mix, 40k customers, 75k products) 24/7 e-commerce platform 180 years of continuous operations as an industry leader beginning in 1842 11 Great customer experiences at speed, scale and consistency

Appendix

13 Ryerson’s North American availability remains strong Ryerson’s global liquidity increased during the period from $741M as of December 31, 2021 to $760M as of March 31, 2022. Strong Liquidity to Fund Operations and Investments *Restricted Cash refers to restricted cash from sales of property, plant & equipment.

Tons Sold (000’s) Quarterly Financial Highlights 14 1 Net Income attributable to Ryerson Holding Corporation A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix. Average Selling Price Per Ton Gross Margin & Gross Margin, excl. LIFO Adj EBITDA, excl. LIFO & Net Income 1 Margin

Ryerson EV/EBITDA Multiple Re-Rating Still Lagging Results 15 *Avg. Competitor includes Klockner, Olympic, Reliance and Russel. 2021 includes $12M of deferred pension contributions as allowed under the CARES Act Fixed Cash Commitments

Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO 16

Adjusted Net Income Reconciliation 17 Q1 2022 reported net income of $163.6 million reflects a $5.3 million cash loss on the early retirement of debt. Excluding this tax effected impact of $3.9 million, adjusted earnings were $167.5 million in Q1 2022

Non-GAAP Reconciliations: Expenses excl. D&A and one-time Items and Net Debt 18

31 Note: EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, gain on sale of assets, gain or loss on retirement of debt, loss on pension settlement, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense (income) from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies. Adjusted Net income (loss) and Adjusted Earnings (loss) per share is presented to provide a means of comparison with periods that do not include similar adjustments. Non-GAAP Reconciliation 19